EXHIBIT 10.1(b)

FIRST AMENDMENT TO
AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT

This First Amendment, entered into and made effective as of April 30, 2009, by and between EOG Resources, Inc. ("Company") and Mark G. Papa ("Employee"), is an amendment of that certain Amended and Restated Change of Control Agreement, dated effective as of June 15, 2005, between the Company and Employee ("Agreement").

WHEREAS, the parties desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. The information with respect to the Company set forth in Section 9(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

    (b) if to the Company, at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, directed to the attention of the Company's Chairman of the Board,

2. Section 20 of the Agreement is hereby amended and restated to provide as follows:

SECTION 20. CODE SECTION 409A.

The parties hereto will act in good faith to equitably restructure any payments and benefits provided for in this Agreement to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Any such restructuring shall not reduce the value of such benefits and payments. Upon the Employee's termination of employment with the Company, in no event shall any payment or provision of benefits be made prior to the date that is six months after the Employee's termination of employment to the extent such payment delay is required under Section 409A(a)(2)(B)(i) of the Code. For purposes of any payments or provision of benefits under this Agreement, the Employee shall not be considered to have terminated employment unless the Employee incurs a "separation from service" with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable guidance issued thereunder.

This is the first amendment to the Agreement, and the parties agree that (i) all other terms, conditions and stipulations contained in the Agreement shall remain in full force and effect and without any change or modification, except as provided herein, and (ii) references in the Agreement to "this Agreement" or "the Agreement" shall be deemed to be references to the Agreement as amended by this First Amendment.

This First Amendment shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of this First Amendment to the laws of another State or country.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first above written.

EOG RESOURCES, INC.

By:  /s/ PATRICIA L. EDWARDS
Name: Patricia L. Edwards
Title: Vice President, Human Resources and Administration

MARK G. PAPA

/s/ MARK G. PAPA